UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2017

SIGMA LABS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol, Santa Fe, New Mexico 87507
(Address of Principal Executive Offices) (Zip Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (505) 438-2576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2017, John Rice, the Chairman of the Board of Directors of Sigma Labs, Inc. (“we,” “us,” “our,” “Sigma,” or the “Company”), was appointed to serve as the Company's interim Chief Executive Officer and interim principal executive officer, and resigned as of that date as a member of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. As a result of his appointment as interim Chief Executive Officer, Mr. Rice is no longer considered an independent director, and, as such, Sigma has just one independent director serving on its Audit Committee and its two-member Board of Directors (Mark Cola resigned as a director as described below in Item 5.03), and no longer complies with Nasdaq's independent director, audit committee composition, and compensation committee requirements as set forth in Nasdaq Listing Rules 5605(b)(1), 5605(c)(2) and 5605(d)(4), respectively.

On July 25, 2017, in accordance with Nasdaq Listing Rules, Sigma notified Nasdaq of Mr. Rice's appointment and the resulting non-compliance with Nasdaq Listing Rule 5605. On July 26, 2017, Sigma received a notice from Nasdaq acknowledging the fact that Sigma does not meet the requirements of Nasdaq Listing Rule 5605.

In accordance with Nasdaq Listing Rules, (i) Sigma has 45 calendar days to submit to Nasdaq a plan to regain compliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2), and (ii) to regain compliance with Nasdaq Listing Rule 5605(d)(4), Sigma (a) has until the earlier of its next annual shareholders’ meeting or July 24, 2018, or (b) if Sigma's next annual shareholders' meeting is held before January 22, 2018, then Sigma must evidence compliance no later than January 22, 2018.

The Board intends to identify candidates and to appoint new directors who satisfy the requirements of the Nasdaq Listing Rules prior to the expiration of the applicable compliance and cure periods.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 24, 2017 (the "Effective Date"), the Company and Mark J. Cola entered into a new employment agreement (the "Employment Agreement") for a two-year term (unless earlier terminated as provided in the Employment Agreement), pursuant to which Mr. Cola has agreed to serve as the Company's Chief Technology Officer and continue to serve as the Company’s President (with the title of Co-Founder, President and Chief Technology Officer).

Effective as of immediately prior to the Effective Date, the employment agreement, effective as of February 21, 2017 (the “Original Agreement”), between the Company and Mr. Cola, was terminated by the parties, and Mr. Cola resigned as Chief Executive Officer, Chief Operating Officer and as a director of the Company. The parties agreed that the Company has no obligation to Mr. Cola to grant stock options to him pursuant to the Original Agreement, and that (i) the Nonqualified Stock Option Agreement, dated as of February 21, 2017, between the Company and Mr. Cola evidencing the grant to Mr. Cola under the Original Agreement of a stock option to purchase up to 123,750 shares of the Company's common stock at an exercise price per share equal to $3.48 (the "Original Option") was amended under the Employment Agreement such that (a) any unvested portion of the Original Option will immediately and automatically vest if Mr. Cola's employment is terminated as a result of a Termination Event (as defined below), (b) the definition of "Termination For Cause" under the Original Option was replaced with the definition of "Cause" under the Employment Agreement, and (c) upon the occurrence of a Corporate Transaction (as defined in the 2013 Equity Incentive Plan of the Company), the Original Option, if outstanding as of the date of such applicable Corporate Transaction, will remain outstanding and exercisable in accordance with its terms, except as provided in the Employment Agreement, and (ii) the Original Option will otherwise remain outstanding and exercisable in accordance with its terms.

Under the Employment Agreement, Mr. Cola will be (i) entitled to receive (a) an annual base salary of $180,000 (the "Base Salary"), which will be subject to increase in the discretion of our Board of Directors or Compensation Committee based on its annual assessment of Mr. Cola’s performance and other factors, and (b) during each 12-month period during the term of Mr. Cola's employment, a nondiscretionary annual founder's bonus (the "Annual Bonus") in the total amount of $40,000, payable and earned in 24 equal bi-monthly installments, and (ii) eligible to receive one or more additional bonuses ("Discretionary Bonuses") in recognition of extraordinary accomplishments, provided that the decision to provide any Discretionary Bonuses and the amount and terms of any Discretionary Bonuses will be in the sole and absolute discretion of the Board of Directors.

Pursuant to the Employment Agreement, if Mr. Cola remains employed by the Company through February 21, 2018, the Company has agreed to grant Mr. Cola under the Company's equity incentive plan (i) a ten-year non-qualified stock option to purchase 61,750 shares of the Company’s common stock ("Option A"), and (ii) a ten-year non-qualified stock option to purchase 61,750 shares of the Company's common stock ("Option B", and together with Option A, the "Options"), with the Options each (a) to have an exercise price equal to the closing price of the Company’s common stock on the date of grant (i.e., February 21, 2018), (b) to vest and become exercisable in seventeen equal (as closely as possible) monthly installments on the 15th day of each month commencing on March 15, 2018, subject in each case to Mr. Cola's continuing employment, and (c) to be on such other terms set forth in the Company's standard form of non-qualified stock option agreement (except that the definition of "Termination For Cause" under such agreement will be replaced with the definition of "Cause" under the Employment Agreement). Additionally, (x) upon the occurrence of a Corporate Transaction, all stock options of the Company held by Mr. Cola as of the date of such applicable Corporate Transaction will remain outstanding and exercisable in accordance with their terms (except as provided in the Employment Agreement and as set forth in (y) below), and (y) upon the occurrence of a Change of Control (as defined in the Employment Agreement), his unvested stock options will fully vest.

Under the Employment Agreement, Mr. Cola will be entitled to participate in any employee benefit and welfare plans and programs of the Company in which any C-level senior officer of the Company or its subsidiaries are eligible to participate. The Employment Agreement provides that in the event (i) the Company’s terminates Mr. Cola’s employment without “Cause” (as defined), (ii) Mr. Cola resigns from the Company for "Good Reason" (as defined), (iii) Mr. Cola resigns from the Company after the nine-month anniversary of the effective date of the Employment Agreement (the "Nine Month Period") for any reason or no reason, or (iv) Mr. Cola dies or becomes disabled during the Nine Month Period in the performance of his duties for the Company (each of (i)-(iv), a "Termination Event"), subject to entering into a general release of all claims, (x) he will be entitled to continue to receive the Base Salary, Annual Bonus and benefits which he was receiving as of the time of termination for the greater of the remaining term of employment or a period of twelve months, with such compensation to be payable in equal installments in accordance with the Company's normal payroll practices, but no less frequently than bi-monthly, and (y) any unvested portion of Option A and the Original Option will fully vest.

The Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

As described above in Item 3.01, on July 24, 2017, John Rice was appointed as the Company's interim Chief Executive Officer and interim principal executive officer.

Mr. Rice was appointed to our Board of Directors on February 15, 2017 and as Chairman of our Board on April 19, 2017. Mr. Rice has extensive experience in business operations. In 1990, Mr. Rice founded ASiQ, LLC, a firm specializing in operations management services ranging from launching successful startups and executing business turnarounds to financings, crisis management and the repositioning of enterprises for sale at optimum market prices. Mr. Rice presently serves as ASiQ’s CEO and President. He also served as CEO of Coca-Cola Bottling Company of Santa Fe, a client of ASiQ’s, from 2009 to 2015. From 2010 to 2012, Mr. Rice served as Director and Contracts Officer of Detector Networks International. Mr. Rice frequently lectures on breakout growth strategies, crisis management, corporate turnarounds, venture capital, and financial structuring and strategies. He has also served on a number of boards. Since 2005, Mr. Rice has served as Director of New Mexico Angels, Inc., a New Mexico based group of accredited individual angel investors. Since 2016, Mr. Rice has served as Director of Akal Security, Inc. He was also a Director of Detector Networks International from 2010-2012, where he successfully negotiated the principal component of a business turnaround for the company. Mr. Rice is an honors graduate of Harvard College.

Mr. Rice is 71 years old. There is no family relationship between Mr. Rice and any of the Company’s officers and directors.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2017, the Company adopted an amendment (the "Amendment") to the Company's Amended and Restated Bylaws (the "Bylaws"), effective as of that date. The Amendment added a description of the duties and powers of the Chief Executive Officer (Article VIII, Section 7 of the Bylaws), added a section that revised the duties and powers of the President (Article VIII, Section 13 of the Bylaws), and made corresponding changes throughout the Bylaws (the first sentence of the second paragraph of Article II, Section 2, the first sentence of Article II, Section 7, Article IV, Section 3, Article VIII, Section 1, Article VIII, Section 8, and the third sentence of Article IX, Section 1, of the Bylaws).

The Amendment is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 8.01Other Events.

On July 27, 2017, we issued a press release with respect to developments described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated as of July 24, 2017, between Sigma Labs, Inc. and Mark J. Cola.
3.1	Amendment Number One to Amended and Restated Bylaws of Sigma Labs, Inc.
99.1	Press Release of Sigma Labs, Inc., dated July 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sigma Labs, Inc.
July 27, 2017
By: /s/ John Rice
Name: John Rice Title: Interim Chief Executive Officer